UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 20, 2018

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Boulevard, Suite 802
Vienna, Virginia 22182
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (703) 506-9460

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

¨
Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

¨
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

¨
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Securities Holders.

The annual meeting of CEL-SCI’s shareholders was held on September 20, 2018. At the meeting the following persons were elected as directors for the upcoming year:

	Votes		Broker
Name	For	Against	Non-Votes
Geert R. Kersten	4,773,736	395,348	12,472,501
Peter R. Young	4,781,417	387,668	12,472,501
Bruno Baillavoine	4,640,682	528,403	12,472,501
Robert Watson	4,642,832	526,253	12,472,501

At the meeting the following were approved by CEL-SCI’s shareholders:

(2)
the adoption of CEL-SCI’s 2018 Non-Qualified Stock Option Plan which provides that up to 2,200,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Plan;

(3)
the adoption of CEL-SCI’s 2018 Stock Bonus Plan which provides that up to 400,000 shares of common stock may be issued to persons granted stock bonuses pursuant to the Plan; and

(4)
to ratify the appointment of BDO USA, LLP as CEL-SCI’s independent registered public accounting firm for the fiscal year ending September 30, 2018.

The following is a tabulation of votes cast with respect to proposals 2, 3, and 4:

	Votes			Broker
Proposal	For	Against	Abstain	Non-Votes
(2)	3,733,422	1,088,648	347,015	12,472,501
(3)	4,059,603	973,774	135,708	12,472,501
(4)	15,570,719	874,794	1,196,073	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEL-SCI CORPORATION

Date: September 21, 2018	By:	/s/ Patricia B. Prichep
Patricia B. Prichep
Senior Vice President of Operations